UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2020

SOLLENSYS CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-174581	80-0651816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2475 Palm Bay Rd NE, Suite 120
Palm Bay, FL 32905
(Address of principal executive offices)

(866) 438-7657
(Registrant’s telephone number, including area code)

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01. Other Events.

The previously disclosed 1-for-120 reverse stock split (the “Reverse Split”) of the issued and outstanding common stock, par value $0.001 per share, of Sollensys Corp. (the “Company”) became effective on November 2, 2020. Accordingly, effective November 2, 2020, every 120 shares of the Company’s issued and outstanding common stock will be converted into one share of common stock, without any change in the par value per share. No fractional shares of common stock will be issued in connection with the Reverse Split. If, as a result of the Reverse Split, a shareholder would otherwise hold a fractional share, the shareholder will receive, in lieu of the issuance of such fractional share, one whole share of common stock.

In connection with the Reverse Split, immediately after the Reverse Split became effective on November 2, 2020, the Company also effected a decrease in the number of authorized shares of Company common stock from 12,000,000,000 shares to 300,000,000 shares following the Reverse Split, with no change in the par value thereof.

After giving effect to the Reverse Split, Eagle Lake Laboratories, Inc., the Company’s majority shareholder, continues to hold 95.8% of the Company’s issued and outstanding shares of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLLENSYS CORP.

Dated: November 2, 2020	By:	/s/ Donald Beavers
Donald Beavers Chief Executive Officer